Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. LaRue and Robert G. O’Brien, as their true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 regarding the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of March 14, 2013) (the “Plan”) (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Charles A. Ratner	Chairman of the Board and Director	September 13, 2013
Charles A. Ratner

/s/ David J. LaRue	President, Chief Executive Officer and Director	September 13, 2013
David J. LaRue	(Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief Financial Officer	September 13, 2013
Robert G. O’Brien	(Principal Financial Officer)

/s/ Charles D. Obert	Senior Vice President, Chief Accounting Officer and	September 13, 2013
Charles D. Obert	Corporate Controller (Principal Accounting Officer)

/s/ Brian J. Ratner	Executive Vice President and Director	September 13, 2013
Brian J. Ratner

/s/ Bruce C. Ratner	Executive Vice President and Director	September 13, 2013
Bruce C. Ratner

/s/ Deborah Ratner Salzberg	Executive Vice President and Director	September 13, 2013
Deborah Ratner Salzberg

/s/ Ronald A. Ratner	Executive Vice President and Director	September 13, 2013
Ronald A. Ratner

/s/ Arthur F. Anton	Director	September 9, 2013
Arthur F. Anton

/s/ Kenneth J. Bacon	Director	September 11, 2013
Kenneth J. Bacon

/s/ Scott S. Cowen	Director	September 13, 2013
Scott S. Cowen

/s/ Michael P. Esposito, Jr.	Director	September 6, 2013
Michael P. Esposito, Jr.

/s/ Deborah L. Harmon	Director	September 13, 2013
Deborah L. Harmon

/s/ Stan Ross	Director	September 11, 2013
Stan Ross

/s/ Louis Stokes	Director	September 13, 2013
Louis Stokes